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                          INDEPENDENT AUDITORS' CONSENT




         We consent to the incorporation by reference in this Registration Statement of Infotopia, Inc. on Form S-8 of our report dated July 9, 2000 appearing in the Current Report on Form 8-K/A filed on July 11, 2000 of Infotopia, Inc. for the nine month period ended March 31, 2000 and for the year ended June 30,1999.



                          MERDRINGER, FRUCHTER, ROSEN & CORSO, P.C.
                          -----------------------------------------
                          MERDRINGER, FRUCHTER, ROSEN & CORSO, P.C.
                              Certified Public Accountants




New York, New York
November 9, 2000